Exhibit 10.8

Execution Version

GUARANTY

GUARANTY dated as of September 30, 2010 (this “Guaranty”) made by Iridium Holdings LLC, a Delaware limited liability company (“Iridium Holdings”), and Iridium Communications Inc., a Delaware corporation (“Iridium Communications”, and together with Holdings, the “Guarantors”), in favor of Motorola, Inc., a Delaware corporation (“Holder”).

WITNESSETH:

WHEREAS, Holder, Iridium Satellite LLC, a Delaware limited liability company (“Issuer”), and the other parties thereto are entering into that certain Settlement Agreement and Mutual Release dated as of the date hereof (including all exhibits thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Settlement Agreement”);

WHEREAS, in connection with the Settlement Agreement, Issuer is executing in favor of Holder that certain Promissory Note dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified, the “Promissory Note”), and Issuer is executing in favor of Deutsche Bank Trust Company Americas, as collateral agent for the benefit of Holder, that certain Security Agreement dated as of the date hereof (as from time to time amended, restated, supplemented or otherwise modified, the “Security Agreement”); and

WHEREAS, in order to induce Holder to enter into the Settlement Agreement and to accept the Promissory Note, the Guarantors have agreed to execute and deliver this Guaranty whereby each Guarantor shall guarantee the payment when due of all Liabilities (as defined below) and the performance by the Issuer of its obligations under the Promissory Note.

NOW THEREFORE, in order to induce Holder to enter into the Settlement Agreement and to accept the Promissory Note, each Guarantor agrees as follows:

Section 1. Guaranty of Payment. Each Guarantor jointly and severally unconditionally and irrevocably guarantees to Holder the punctual payment and performance of all obligations of the Issuer under the Promissory Note, the Security Agreement and any other Note Document (as defined in the Promissory Note) (collectively, the “Liabilities”). The Liabilities include, without limitation, interest accruing after the commencement of a proceeding under bankruptcy, insolvency or similar laws of any jurisdiction at the rate or rates provided in the Promissory Note. Upon the failure by Issuer to pay or perform punctually any Liability, each Guarantor agrees that it shall forthwith pay to Holder the amount not so paid at the place and in the manner specified in the Promissory Note or perform the obligations of the Issuer under the Note Documents. This Guaranty is a guarantee of payment and performance and not of collection only. Holder shall not be required to exhaust any right or remedy or take any action against Issuer or any other person or entity or any collateral. Each Guarantor agrees that, as between each Guarantor and Holder, the Liabilities may be declared to be due and payable for the purposes of this Guaranty notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration as regards Issuer and that in the event of a declaration or attempted declaration, the Liabilities shall immediately become due and payable by the Guarantors for the purposes of this Guaranty.

Section 2. Guaranty Absolute. Each Guarantor guarantees jointly and severally that the Liabilities shall be paid or performed strictly in accordance with the terms of the Note Documents. The liability of each Guarantor under this Guaranty is absolute and unconditional irrespective of: (a) any change in the time, manner or place of payment of, or in any other term of, the Note Documents or Liabilities, or any other amendment or waiver of or any consent to departure from any of the terms of the Note Documents or Liabilities, including any increase or decrease in the rate of interest thereon; (b) any release or amendment or waiver of, or consent to departure from, any other guarantee or support document, or any exchange, release or non perfection of any collateral, for the Note Documents or Liabilities; (c) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of the Promissory Note or Liability; (d) without being limited by the foregoing, any lack of validity or enforceability of the Note Documents or Liabilities; and (e) any other setoff, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Note Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, Issuer or any Guarantor.

Section 3. Guaranty Irrevocable. This Guaranty is a continuing guarantee of the payment and performance of all Liabilities now or hereafter existing under the Note Documents and shall remain in full force and effect until payment in full of all Liabilities and other amounts payable under this Guaranty and until the Promissory Note is no longer in effect.

Section 4. Reinstatement. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Liabilities is rescinded or must otherwise be returned by Holder on the insolvency, bankruptcy or reorganization of Issuer or otherwise, all as though the payment had not been made.

Section 5. Subrogation. Each Guarantor shall not exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Liabilities have been paid in full and the Promissory Note is no longer in effect. If any amount is paid to any Guarantor on account of subrogation rights under this Guaranty at any time when all the Liabilities have not been paid in full, the amount shall be held in trust by such Guarantor for the benefit of Holder and shall be promptly paid to Holder to be credited and applied to the Liabilities, whether matured or unmatured or absolute or contingent, in accordance with the terms hereof and of the Promissory Note. If any Guarantor makes payment to Holder of all or any part of the Liabilities and all the Liabilities are paid in full and the Promissory Note is no longer in effect, Holder shall, at such Guarantor’s request, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Liabilities resulting from the payment.

Section 6. Subordination. Without limiting Holder’s rights under any other agreement, any liabilities owed by Issuer to the Guarantors in connection with any extension of credit or financial accommodation by the Guarantors to or for the account of Issuer, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Liabilities. Upon the occurrence and during the continuation of any Default under the Promissory Note, the liabilities of Issuer to the Guarantors shall be collected, enforced and received by the Guarantors as trustee for Holder and shall be paid over to Holder on account of the Liabilities but without reducing or affecting in any manner the liability of the Guarantors under the other provisions of this Guaranty.

Section 7. Payments Generally. All payments by the Guarantors hereunder shall be made in the manner, at the place and in the currency required by the Promissory Note.

Section 8. Certain Taxes. Each Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein (“Taxes”). If any Taxes are required to be withheld from any amounts payable to Holder hereunder, the amounts so payable to Holder shall be increased to the extent necessary to yield to Holder (after payment of all Taxes) the amounts payable hereunder in the full amounts so to be paid. Whenever any such Tax is withheld and paid by any Guarantor, as promptly as possible thereafter, such Guarantor shall send Holder an official receipt (if available) showing payment thereof, together with such additional documentary evidence as may be reasonably required from time to time by Holder.

Section 9. Representations and Warranties. Each Guarantor represents and warrants that: (a) the execution, delivery and performance of this Guaranty by such Guarantor (i) are within such Guarantor’s corporate or other organizational powers and have been duly authorized by all necessary corporate or limited liability company and, if required, stockholder or similar action on the part of such Guarantor; (ii) will not violate any material agreement, material instrument, law, regulation or order applicable to such Guarantor; and (iii) do not require the consent or approval of any person or entity, including but not limited to any governmental authority, or any filing or registration of any kind except such as have been obtained or made and which are in full force and effect; (b) this Guaranty has been duly executed and delivered by such Guarantor and is the legal, valid and binding obligation of such Guarantor enforceable against such Guarantor in accordance with its terms, except to the extent that enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors’ rights generally or by general principles of equity; and (c) in executing and delivering this Guaranty, such Guarantor has (i) without reliance on Holder or any information received from Holder and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and Issuer, Issuer’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, Issuer or the obligations and risks undertaken herein with respect to the Liabilities; (ii) adequate means to obtain from Issuer on a continuing basis information concerning Issuer; (iii) has reviewed copies of the Promissory Note and the other Note Documents; and (iv) not relied and will not rely upon any representations or warranties of Holder not embodied herein or any acts heretofore or hereafter taken by Holder (including but not limited to any review by Holder of the affairs of Issuer). Each Guarantor agrees that the foregoing representations and warranties shall be deemed to have been made by such Guarantor on the date of this Guaranty.

Section 10. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

Section 11. Setoff. Each Guarantor agrees that, in addition to (and without limitation of) any right of setoff, banker’s lien or counterclaim Holder may otherwise have, Holder shall be entitled, at its option, to offset balances (general or special, time or demand, provisional or final) held by it for the account of such Guarantor at its offices, in lawful money of the United States of America or in any other currency, against any amount payable by such Guarantor under this Guaranty which is not paid when due (regardless of whether such balances are then due to such Guarantor), in which case it shall promptly notify such Guarantor thereof; provided that Holder’s failure to give such notice shall not affect the validity thereof.

Section 12. Formalities. Each Guarantor waives presentment, notice of dishonor, protest, notice of acceptance of this Guaranty or incurrence of any Liability and any other formality with respect to any of the Liabilities or this Guaranty.

Section 13. Amendments and Waivers. No amendment of any provision of this Guaranty shall be effective unless it is in writing and signed by Holder and each Guarantor. No waiver of any provision of this Guaranty, nor consent to any departure by any Guarantor therefrom, shall be effective unless it is in writing and signed by Holder, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Holder to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

Section 14. Expenses. Each Guarantor shall reimburse Holder on demand for all costs, expenses and charges (including without limitation fees and charges of external legal counsel and costs allocated by internal legal counsel) incurred by Holder in connection with the enforcement of this Guaranty. The obligations of each Guarantor under this Section shall survive the termination of this Guaranty.

Section 15. Assignment. This Guaranty shall be binding on, and shall inure to the benefit of, each Guarantor, Holder and their respective successors and assigns; provided that no Guarantor may assign or transfer its rights or obligations under this Guaranty. Without limiting the generality of the foregoing, Holder may assign, sell participations in or otherwise transfer its rights under the Promissory Note in accordance with the terms thereof to any other person or entity, and the other person or entity shall then become vested with all the rights granted to Holder in this Guaranty or otherwise.

Section 16. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

Section 17. Governing Law, Etc. This Guaranty shall be governed by and construed in accordance with the laws of the State of Illinois, without regard to or application of conflict of law rules or principles. Any dispute or claim arising out of or in connection with this Guaranty shall be adjudicated in a State or Federal Court located in Cook County, Illinois and each of Holder (by its acceptance hereof) and Issuer irrevocably consents to the exclusive jurisdiction and venue of any such court.

Section 18. Integration; Effectiveness. This Guaranty alone sets forth the entire understanding of the Guarantors and Holder relating to the guarantee of the Liabilities and constitutes the entire contract between the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Guaranty shall become effective when it shall have been executed and delivered by each Guarantor to Holder. Delivery of an executed signature page of this Guaranty by telecopy shall be effective as delivery of a manually executed signature page of this Guaranty.

Section 19. Counterparts. This Guaranty may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

Section 20. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 13(e) of the Promissory Note.

Section 21. Definitions. Capitalized terms used but not defined in this Guaranty shall have the meanings set forth in the Promissory Note or the Security Agreement, as applicable.

[signature page follows]

IN WITNESS WHEREOF, the Guarantors have caused this Guaranty to be duly executed and delivered by their authorized officer as of the date first above written.

IRIDIUM HOLDINGS LLC

By:	/s/ John S. Brunette
Name:	John S. Brunette
Title:	Chief Legal and Administrative Officer

IRIDIUM COMMUNICATIONS INC.

By:	/s/ John S. Brunette
Name:	John S. Brunette
Title:	Chief Legal and Administrative Officer

[Signature Page to Guaranty]